UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒   Filed by a party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12
ARCUTIS BIOTHERAPEUTICS, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

a
ARCUTIS BIOTHERAPEUTICS, INC.
3027 Townsgate Road, Suite 300
Westlake Village, CA 91361
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON June 14, 2024
To the Stockholders of Arcutis Biotherapeutics, Inc.:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Arcutis Biotherapeutics, Inc., a Delaware corporation (the “Company”), will be held virtually on June 14, 2024, at 8:30 a.m. local time. Stockholders can attend the meeting via the internet at www.virtualshareholdermeeting.com/ARQT2024 by using the 16-digit control number that appears on the accompanying Proxy Card (printed in the box and marked by the arrow) and the instructions that accompanied these proxy materials.
The Annual Meeting will be held for the following purposes:
1.To elect three Class I directors to hold office until the 2027 annual meeting of stockholders or until their successors are elected;
2.To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2024;
3.To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers; and
4.To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. Only stockholders who owned common stock of the Company at the close of business on April 22, 2024 (the “Record Date”), can vote at this meeting or any adjournments that take place.
The Board of Directors recommends that you vote:
•“FOR” the election of the director nominees named in Proposal No. 1 of the Proxy Statement;
•“FOR” the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2024; and
•“FOR” the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING, WE ENCOURAGE YOU TO READ THE ACCOMPANYING PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2023, AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE USING ONE OF THE THREE CONVENIENT VOTING METHODS DESCRIBED IN THE “INFORMATION ABOUT THE PROXY PROCESS AND VOTING” SECTION IN THE PROXY STATEMENT. IF YOU RECEIVE MORE THAN ONE SET OF PROXY MATERIALS OR NOTICE OF INTERNET AVAILABILITY BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SIGNED AND SUBMITTED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

By Order of the Board of Directors

/s/ Todd Franklin Watanabe
Todd Franklin Watanabe
President, Chief Executive Officer and Director
Westlake Village, California
April 26, 2024

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ARCUTIS BIOTHERAPEUTICS, INC.
3027 Townsgate Road, Suite 300
Westlake Village, CA 91361
PROXY STATEMENT
FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS
June 14, 2024
We have sent you this Proxy Statement and the enclosed Proxy Card because the Board of Directors (the “Board”) of Arcutis Biotherapeutics, Inc. (referred to herein as the “Company”, “Arcutis”, “we”, “us” or “our”), is soliciting your proxy to vote at our 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, June 14, 2024, at 8:30 a.m. local time, virtually at www.virtualshareholdermeeting.com/ARQT2024. There will be no physical meeting location. The meeting will only be conducted via an audio webcast.
•This Proxy Statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote.
•The Proxy Card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.
In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. We may retain outside consultants to solicit proxies on our behalf as well. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.
Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Annual Meeting materials, which include this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2023 (the “Form 10-K”), over the internet in lieu of mailing printed copies. We will begin mailing the Notice of Internet Availability to our stockholders of record as of April 22, 2024 (the “Record Date”), for the first time on or about April 26, 2024. The Notice of Internet Availability will contain instructions on how to access and review the Annual Meeting materials, and will also contain instructions on how to request a printed copy of the Annual Meeting materials. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of our proxy materials and the Form 10-K so that our record holders can supply these materials to the beneficial owners of shares of our common stock as of the Record Date. The Form 10-K is also available in the “Financials” section of our website at https://investors.arcutis.com/investor-relations.
The only outstanding voting securities of Arcutis are shares of common stock, $0.0001 par value per share (the “common stock”), of which there were 115,524,989 shares outstanding as of the Record Date (excluding any treasury shares). The holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote, present in person or represented by proxy, are required to hold the Annual Meeting.

INFORMATION ABOUT THE PROXY PROCESS AND VOTING
Why am I receiving these materials?
We have made this Proxy Statement and Proxy Card available to you on the internet or, upon your request, have delivered printed proxy materials to you, because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting via internet to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the Proxy Card, or follow the instructions below to submit your proxy over the telephone or on the internet.
This Proxy Statement, the Notice of Internet Availability, the Notice of Annual Meeting and accompanying Proxy Card will be first made available for access by our stockholders on or about April 26, 2024, to all stockholders of record entitled to vote at the Annual Meeting.
Who can vote at the Annual Meeting?
Stockholders of record at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were 115,524,989 shares of common stock issued and outstanding and entitled to vote. Each share of our common stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting. You will need to obtain your own internet access if you choose to attend the Annual Meeting online and/or vote over the internet.
Stockholder of Record: Shares Registered in Your Name
If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, Equiniti Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we encourage you to fill out and return the Proxy Card or vote by proxy over the telephone or on the internet as instructed below (see “How do I vote?”) to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the virtual Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the virtual Annual Meeting unless you request and obtain a valid Proxy Card from your broker or other agent.
What am I being asked to vote on?
There are three matters scheduled for a vote:
•Proposal No. 1 - the election of three Class I directors to hold office until our 2027 annual meeting of stockholders;
•Proposal No. 2 - the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2024; and
•Proposal No. 3 - the approval, on a non-binding advisory basis, of the compensation of our named executive officers.

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting. The Board knows of no other matters that will be presented for consideration at the Annual Meeting.
What is the Board’s voting recommendation?
The Board recommends that you vote your shares:
•“FOR” the election of the director nominees;
•“FOR” the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company’s fiscal year ending December 31, 2024; and
•“FOR” the approval, on a non-binding advisory basis, of the compensation of the named executive officers.
How do I vote?
For Proposal No. 1, you may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For Proposal Nos. 2 and 3, you may vote “For” or “Against” or abstain from voting.
Please note that by casting your vote by proxy you are authorizing the individuals listed on the Proxy Card to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.
The procedures for voting depend on whether your shares are registered in your name or are held by a bank, broker or other agent:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote at the virtual Annual Meeting. Alternatively, you may vote by proxy, by using the accompanying Proxy Card, over the internet or by telephone. Whether or not you plan to attend the Annual Meeting, we encourage you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the virtual Annual Meeting and vote by following the instructions described below. In such case, your previously submitted proxy will be disregarded.
•At the Annual Meeting - To vote by attending the virtual Annual Meeting, vote your shares at www.virtualshareholdermeeting.com/ARQT2024 during the Annual Meeting. You will need the 16-digit control number which appears on the accompanying Proxy Card (printed in the box and marked by the arrow) and the instructions that accompanied these proxy materials. For additional details on the virtual meeting, please see page 7 of this Proxy Statement.
•By Mail - To vote using the Proxy Card, simply complete, sign and date the accompanying Proxy Card and return it promptly in the envelope provided. If you return your signed Proxy Card to us before the Annual Meeting, we will vote your shares in accordance with the Proxy Card.
•Via the Internet - To vote by proxy over the internet, follow the instructions provided on the Notice of Internet Availability.
•By Telephone - To vote by telephone, you may vote by proxy by calling the toll free number found on the Notice of Internet Availability.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you will receive a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. To vote at the virtual Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.
We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
Who counts the votes?
Broadridge Financial Solutions, Inc. (“Broadridge”), has been engaged as our independent agent to tabulate stockholder votes and a representative of Broadridge will act as inspector of election (“Inspector of Election”).
What are “broker non-votes”?
A “broker non-vote” occurs when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other agent holding the shares as to how to vote on “non-routine” proposals. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other agent holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other agent can still vote the shares with respect to matters that are considered to be “routine” under the applicable rules but cannot vote with respect to “non-routine” matters. On non-routine matters, any “uninstructed shares” may not be voted by the broker, bank or other agent and are considered to be “broker non-votes.”
Broker non-votes and abstentions are counted for the purpose of determining whether a quorum is present at the Annual Meeting. Only affirmative and negative votes are counted for purposes of determining the votes received in connection with each proposal. Broker non-votes and abstentions will have no effect on determining whether the affirmative vote constitutes a majority of the votes cast for or against the matter. Accordingly, if you own shares through a nominee, such as a broker, bank or other agent, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.
Which proposals are routine and which are non-routine?
The following proposal is considered a routine matter:
•Proposal No. 2 (the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company’s fiscal year ending December 31, 2024).
A broker, bank or other agent generally has discretionary voting power with respect to such proposal and therefore no broker non-votes are expected to exist in connection with Proposal No. 2.
The following proposals are considered non-routine matters:
•Proposal No. 1 (the election of director nominees); and
•Proposal No. 3 (the non-binding advisory vote to approve the compensation of the named executive officers).
A broker, bank or other agent generally cannot vote with respect to such proposals without voting instructions from the respective beneficial owner and therefore there may be broker non-votes on such proposals. If you own shares through a nominee, such as a broker, bank or other agent, and do not instruct your nominee how to vote your shares for these proposals, the nominee will inform the Inspector of Election that it does not have the authority to vote on the matter with respect to your shares, which is referred to above as a “broker non-vote.” Therefore, broker non-votes may exist in connection with Proposal No. 1 and Proposal No. 3.
How many votes are needed to approve each proposal?
With respect to Proposal No. 1 (the election of director nominees), the three nominees who receive the most “For” votes cast will be elected as Class I directors to our Board. Abstentions and broker non-votes are not considered votes cast and will not be counted in determining the outcome of the election of the director nominees.
With respect to Proposal No. 2 (the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company’s fiscal year ending December 31, 2024), the affirmative vote of the majority of total votes cast affirmatively or negatively is required for approval. Abstentions and broker non-votes are not considered votes cast, however, Proposal No. 2 is considered to be “routine” under applicable laws and thus we do not expect any broker non-votes.
With respect to Proposal No. 3 (the non-binding advisory vote to approve the compensation of the named executive officers), the affirmative vote of a majority of total votes cast affirmatively or negatively is required to determine approval on an advisory basis. Abstentions and broker non-votes are not considered votes cast and will not be counted in determining the outcome of the advisory vote. This vote is advisory and not binding on us, our Board, or our Compensation Committee.
What if I return a Proxy Card but do not make specific choices?
If we receive a signed and dated Proxy Card and the Proxy Card does not specify how your shares are to be voted, your shares will be voted in accordance with the recommendations of the Board. The Board’s recommendations are set forth above, as well as with the description of each proposal in this Proxy Statement.
Who is paying for this proxy solicitation?
We have retained Morrow Sodali LLC, 333 Ludlow Street, Fifth Floor, South Tower, Stamford, CT 06902, to assist in the solicitation of proxies for a fee of approximately $7,500, plus distribution costs and other costs and expenses. We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one set of materials?
If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Proxy Cards.

Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways on or before the close of voting for the Annual Meeting:
•You may submit another properly completed proxy with a later date.
•You may grant a subsequent timely proxy by telephone or through the internet.
•You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 3027 Townsgate Road, Suite 300, Westlake Village, CA 91361.
•You may attend the virtual Annual Meeting and vote at the meeting by following the instructions described above. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or internet proxy is the one that is counted, so long as it is provided within the applicable deadline. If your shares are held by your broker, banker or other agent, you should follow the instructions provided by your broker, bank or other agent to change your vote or revoke your proxy.
How do I attend the virtual Annual Meeting?
The live audio webcast of the Annual Meeting. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/ARQT2024. Online access to the audio webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for our stockholders to log in and test their devices’ audio system. We encourage our stockholders to access the meeting in advance of the designated start time.
If you were a stockholder as of the Record Date, or you hold a valid proxy for the Annual Meeting, you can vote at the Annual Meeting. A summary of the information you need to attend the Annual Meeting online is provided below:
•Instructions on how to attend and participate via the internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/ARQT2024.
•Assistance with questions regarding how to attend and participate via the internet will be provided at www.virtualshareholdermeeting.com/ARQT2024 on the day of the Annual Meeting.
•Webcast starts at 8:30 a.m. Pacific time.
•You will need your 16-digit control number on the proxy card or voting instruction form.
Can I submit questions prior to or at the virtual Annual Meeting?
Stockholders may submit questions and vote on the day of, or during, the Annual Meeting on www.virtualshareholdermeeting.com/ARQT2024. To demonstrate proof of stock ownership, you will need to enter the 16-digit control number received with your proxy card or voting instruction form to submit questions and vote at our Annual Meeting. We intend to answer questions submitted during the meeting that are pertinent to the Company and the items being brought before stockholder vote at the Annual Meeting, as time permits, and in accordance with the Rules of Conduct for the Annual Meeting. Questions and answers will be grouped by topic and substantially similar questions will be answered only once. To promote fairness, efficiently use the Company’s resources and ensure all stockholder questions are able to be addressed, we will respond to no more than three questions from a single stockholder.

Is technical assistance provided before and during the virtual Annual Meeting?
If you encounter any difficulties accessing the virtual meeting during the check-in time or meeting time, or you have any questions regarding how to use the virtual meeting platform, please call the technical support number that will be posted on the virtual shareholder meeting log-in page.
When are stockholder proposals due for next year’s Annual Meeting?
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2025 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) must submit the proposal to our Corporate Secretary at 3027 Townsgate Road, Suite 300, Westlake Village, CA 91361 no later than December 27, 2024.
Stockholders intending to present a proposal at the 2025 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements in our bylaws. Our bylaws require, among other things, that our Corporate Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not less than 75 days nor more than 105 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2025 Annual Meeting of Stockholders no earlier than the close of business on March 1, 2025 and no later than the close of business on March 31, 2025. The notice must contain the information required by the bylaws, a copy of which is available upon request to our Corporate Secretary. In the event that the date of the 2025 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 14, 2025, then our Corporate Secretary must receive such written notice not earlier than the close of business on the 105th day prior to the 2025 Annual Meeting and not later than the close of business on the 75th day prior to the 2025 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting is first made by us. You are advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. In addition to satisfying the foregoing requirements under the Company’s Bylaws, to comply with the universal proxy rules, any notice of director nomination submitted to the Company must include the additional information required by Rule 14a-19 under the Exchange Act no later than April 15, 2025.
We intend to file our Proxy Statement and WHITE proxy card with the SEC in connection with our solicitation of proxy for our 2024 Annual Stockholders Meeting. Stockholders may obtain our Proxy Statement (and any amendments or supplements thereto) and other documents as and when filed by the Company with the SEC without charge from the Company’s website at www.sec.gov.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote are present in person, or by remote communication, if applicable, or represented by proxy at the Annual Meeting. Shares are considered present “in person” if voted by the holder of those shares during the Annual Meeting or by proxy. On the Record Date, there were 115,524,989 shares outstanding and entitled to vote. Accordingly, 57,762,495 shares must be represented by stockholders present at the Annual Meeting or by proxy to have a quorum.
Your shares will be counted toward the quorum only if you submit a valid proxy or vote at the Annual Meeting. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, either the Chair of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person, or by remote communication, if applicable, or represented by proxy, may adjourn the Annual Meeting to another time or place.

How can I find out the results of the voting at the Annual Meeting?
Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

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PROPOSAL NO. 1
ELECTION OF DIRECTORS
Board Size and Structure
Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a staggered, three-year term. Unless the Board determines that vacancies (including vacancies created by increases in the number of directors) shall be filled by the stockholders, and except as otherwise provided by law, vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.
The Board currently consists of 9 seated directors, divided into the three following classes:
•Class I directors: Terrie Curran, Halley Gilbert and Keith R. Leonard, Jr., whose current terms will expire at the Annual Meeting;
•Class II directors: Bhaskar Chaudhuri, Ph.D., Howard Welgus, M.D. and Sue-Jean Lin, whose current terms will expire at the annual meeting of stockholders to be held in 2025; and
•Class III directors: Patrick Heron, Neha Krishnamohan, and Todd Franklin Watanabe, whose current terms will expire at the annual meeting of stockholders to be held in 2026.
At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third subsequent annual meeting of stockholders and until each such director's successor is duly elected and qualified, or until such director's earlier death, resignation, disqualification or removal.
Ms. Curran, Ms. Gilbert and Mr. Leonard have been nominated to serve as Class I directors and have each elected to stand for reelection. Each director to be elected will hold office from the date of their election by the stockholders until the third subsequent annual meeting of stockholders and until his or her successor is elected and has been qualified, or until such director’s earlier death, resignation, disqualification or removal.
Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of these three nominees. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Directors are elected by a plurality of the votes cast at the meeting.

The following table sets forth, for the Class I nominees (who are currently standing for re-election) and for our other current directors who will continue in office after the Annual Meeting, information with respect to their ages as of April 22, 2024, tenure on the Board, and position/office held within the Company:

Name	Age	Position/Office Held With the Company	Director Since
Class I Directors whose terms expire at the Annual Meeting of Stockholders
Terrie Curran (3)	55	Director	2020
Halley E. Gilbert (1)	54	Director	2020
Keith R. Leonard, Jr. (2)	62	Director	2021

Class II Directors whose terms expire at the 2025 Annual Meeting of Stockholders
Bhaskar Chaudhuri, Ph.D. (2)	69	Director	2016
Howard G. Welgus, M.D. (3)	72	Director	2020
Sue-Jean Lin (1) (3)	65	Director	2021

Class III Directors whose terms expire at the 2026 Annual Meeting of Stockholders
Patrick J. Heron (2)	53	Chairman and Director	2016
Neha Krishnamohan (1)	37	Director	2022
Todd Franklin Watanabe	56	President, Chief Executive Officer and Director	2017
(1)Member of the Audit Committee.
(2)Member of the Compensation Committee.
(3)Member of the Nominating and Corporate Governance Committee.
Nominees for Election to a Three-Year Term Expiring at the 2027 Annual Meeting of Stockholders

Terrie Curran has served as a member of our board of directors since November 2020 and has served as the Chair of the Nominating and Corporate Governance Committee since 2021. Ms. Curran has served as the Chief Executive Officer and President of Phathom Pharmaceuticals, Inc., a late clinical-stage biopharmaceutical company focused on developing and commercializing new treatments for gastrointestinal diseases, since December 2019, and has served as a member of its board of directors since August 2019. Since November 2016, Ms. Curran has served as a member of the board of directors of Myovant Sciences Ltd., a clinical-stage biopharmaceutical company with a focus on treatments for women suffering from uterine fibroids, endometriosis and infertility and men suffering from prostate cancer. Ms. Curran previously served as the President, Global Inflammation and Immunology (I&I) Franchise at Celgene Corporation and a member of its Executive Committee from April 2017 until November 2019. Ms. Curran joined Celgene in 2013 as the U.S. Commercial Head of the I&I Franchise and built the capabilities and recruited the teams that executed the successful launch of OTEZLA, before becoming Head of Worldwide Markets. Prior to joining Celgene, she served as Senior Vice President and General Manager - Global Women’s Health at Merck & Co. Before joining Merck, Ms. Curran held a number of Country General Manager positions at Schering-Plough and Pharmacia across Europe and Asia Pacific. She previously served on the board of H. Lundbeck A/S, a global pharmaceutical company. Ms. Curran holds a Graduate Diploma of Marketing and a Bachelor of Applied Science (B.A.S.) from the University of Technology, Sydney. We believe Ms. Curran is qualified to serve on our board of directors because of her expertise in dermatology and years of experience in the pharmaceutical industry, including positions in senior executive roles at major pharmaceutical companies.

Halley E. Gilbert has served as a member of our board of directors since May 2020. Ms. Gilbert is currently the Chief Legal Officer of CARGO Therapeutics, a cell therapy company focused on oncology indications. From August 2021 through April 2022, Ms. Gilbert served as Chief Legal Officer of NeoGenomics Laboratories, a cancer diagnostics company. From July 2020 to August 2021, Ms. Gilbert served as Chief Operating Officer of Invivyd, Inc. (formerly, Adagio Therapeutics), a clinical stage company developing antibodies for infectious diseases. Prior to Invivyd, Ms. Gilbert held various roles at Ironwood Pharmaceuticals from February 2008 through February 2020, including Senior Vice President for Corporate Development, Chief Administrative Officer, and Chief Legal Officer. Prior to joining Ironwood Pharmaceuticals, Ms. Gilbert was Vice President, Deputy General Counsel at Cubist Pharmaceuticals, Inc. and previously served as a corporate counsel at Genzyme Corp., prior to its acquisition by Sanofi. She began her career at Skadden, Arps, Slate, Meagher & Flom LLP, where she specialized in mergers and acquisitions and securities law. Ms. Gilbert currently serves on the board of directors, including as chair of the nominating and corporate governance committee and a member of the audit committee, of each of Vaxcyte, Inc., a biopharmaceutical company developing vaccines for infectious disease targets, and CytomX Therapeutics, Inc., a biopharmaceutical company focused on the development of therapeutic cancer treatments. Ms. Gilbert previously served on the board of directors of Dermira, Inc. (acquired by Eli Lilly and Company), a commercial-stage company focused on medical dermatology, and Achaogen, Inc. (acquired by Cipla), a commercial-stage biopharmaceutical company that developed novel antibacterial therapies. Ms. Gilbert holds a B.A. in Political Science from Tufts University and J.D. from Northwestern University School of Law. We believe that Ms. Gilbert is qualified to serve on our board of directors because of her significant experience launching new medicines and her in-depth knowledge of legal matters, corporate and business development, compliance and government affairs from her extensive biopharmaceutical industry experience.

Keith R. Leonard, Jr., has served as a member of our board of directors since September 2021. Mr. Leonard is chairman of the board of Unity Biotechnology where he served as chief executive officer from 2016 to 2020, and currently serves on the board of robotic surgery pioneer Intuitive Surgical. Previously, Mr. Leonard served as the chief executive officer of Kythera Biopharmaceuticals from its founding in 2005 to its acquisition by Allergan plc in 2015. Before Kythera, Mr. Leonard spent 13 years at Amgen, ultimately as senior vice president and general manager of Amgen Europe, where he ran all commercial operations in 28 countries. Prior to that position, Mr. Leonard ran Amgen’s manufacturing operations in Europe, established Amgen’s presence in inflammation, served as head of information management, and had leadership roles in sales and marketing, engineering, operations, and finance. Mr. Leonard previously served as an independent director of Sanifit Laboratories SA (a privately held clinical-stage biopharmaceutical company), Sienna Biopharmaceuticals, Inc., Anacor Pharmaceuticals, Inc., Affymax, Inc., and ARYx Therapeutics, and was a venture partner with ARCH Venture Partners. He holds a Master of Business Administration from the Anderson School of Management, University of California, Los Angeles, a Master of Science in mechanical engineering from University of California, Berkeley, a Bachelor of Arts in history from University of Maryland, College Park, and a Bachelor of Science in engineering from University of California, Los Angeles. We believe Mr. Leonard is qualified to serve on the board of directors because of his years of experience as an executive in the pharmaceutical industry, his expertise in dermatology and deep commercial expertise.

Directors Continuing in Office Until the 2025 Annual Meeting of Stockholders
Bhaskar Chaudhuri, Ph.D. has served as a member of our board of directors since April 2016, has served as the Chair of the Compensation Committee since 2020 and is one of our co-founders. Since June 2011, he has been the Operating Partner at Frazier Healthcare Ventures. Prior to that time, Dr. Chaudhuri served as President of Valeant Pharmaceuticals International, Inc. (currently Bausch Health) from January 2009 to September 2010. Prior to joining Valeant, Dr. Chaudhuri served for seven years as President and Chief Executive Officer of Dow Pharmaceutical Sciences, Inc. and as a member of its board of directors from 2003 to 2008, at which time Dow was acquired by Valeant. Prior to that, Dr. Chaudhuri served as Executive Vice President of Scientific Affairs at Bertek Pharmaceuticals, Inc., a subsidiary of Mylan N.V., from September 2000 to March 2002. Prior to his position at Bertek, Dr. Chaudhuri served as the General Manager of the Dermatology Division of Mylan from September 1998 to August 2000. Dr. Chaudhuri joined Mylan through the acquisition of Penederm, Inc., where he worked from 1992 to 1998 in a number of senior positions before becoming the Vice President of Research and

Development. Dr. Chaudhuri serves on the boards of directors of Tarsus Pharmaceutical, Inc., and previously served on the board of directors of Teligent, Inc. and Corium International, Inc. He also serves on the Advisory Board of the Johns Hopkins Berman Institute of Bioethics. Dr. Chaudhuri received a B.S. in Pharmacy and a M.S. in Industrial Pharmacy from Jadavpur University and a Ph.D. in Pharmaceutics from the University of Louisiana. We believe Dr. Chaudhuri is qualified to serve on our board of directors because of expertise in dermatology and his many years of experience in the pharmaceutical industry, including his prior positions in senior executive roles at major pharmaceutical companies.
Howard G. Welgus, M.D. has served as a member of our board of directors since August 2020. Dr. Welgus served as our Chief Medical Officer from April 2017 to July 2020. From February 2016 to June 2018, Dr. Welgus served as the Chief Medical Officer at Verrica Pharmaceuticals Inc. Prior to joining Verrica, Dr. Welgus served as the Chief Medical Officer at Thesan Pharmaceuticals Inc. from September 2012 to November 2016 and served as the Chief Medical Officer at Nycomed US Inc. from May 2009 to November 2010. From 1999 to 2009, he served as the Vice President and head of the Dermatology and Inflammation therapeutic areas in Discovery at Pfizer Inc. in Ann Arbor, MI. Prior to joining the private sector, Dr. Welgus was a faculty member at Washington University for 17 years. Dr. Welgus is a board-certified dermatologist and received a M.D. from Washington University School of Medicine in St. Louis and a B.A. in Biology from Rice University. We believe that Dr. Welgus is qualified to serve on our board of directors because of his extensive knowledge of our business, expertise in dermatology and his experience in the biopharmaceutical industry.
Sue-Jean Lin has served as a member of our board of directors since June 2021 and has served as the Chair of the Audit Committee since September 2022. Since 2018, Ms. Lin has served as a Senior Vice President and Chief Information Officer, and in 2021 expanded her role to Chief Information and Transformation Officer, at Alcon, a global leader in eye care where she played a key role during its journey to becoming an independent, publicly traded company. From 2016 to 2018, she served as a member of the Hill-Rom executive leadership team, serving in the capacity of senior vice president and chief information officer. Here she was instrumental in developing a new business model that enabled patient engagement and improved the effectiveness of biomedical professionals. From 1989 to 2015, she also served multiple roles, including as the senior vice president and chief information officer, and as the regional chief financial officer for Europe, Middle East, Africa, and Asia Pacific commercial operations at Allergan, plc, a public pharmaceutical company that was acquired by AbbVie Inc. in 2020. Ms. Lin holds a bachelor’s degree in accounting and a master’s degree in business administration from the University of Nevada, Reno. We believe Ms. Lin is qualified to serve on our board of directors because of her experience in senior executive positions in a number of industries, including healthcare, expertise in dermatology, and her financial, information technology and cybersecurity expertise.

Directors Continuing in Office Until the 2026 Annual Meeting of Stockholders
Patrick J. Heron has served as the Chair of our board of directors since December 2019, and has been a member of our board of directors since April 2016. Since September 1999, Mr. Heron has been a managing general partner with Frazier Life Sciences, where he has been active in company formations and initial investments in various biotechnology companies, including Marcadia Biotech Inc., Calixa Therapeutics, Inc. and VentiRx Pharmaceuticals, Inc. He also led Frazier’s involvement in MedPointe Inc. Prior to joining Frazier, Mr. Heron helped develop McKinsey & Company’s west coast biotechnology consulting practice. Mr. Heron currently serves on the board of directors of several private companies and the following public companies: Mirum Pharmaceuticals, Inc., Alpha-9 Theranostics, Inc., Alceptor Therapeutics, Inc., MBX Biosciences, Inc., ScoutBio, Inc., HilleVax, Inc. and SanRemo Therapeutics Holdings Limited. He previously served on the boards of directors including Vaxcyte, Inc. (2017 to 2021), Passage Bio, Inc. (2018 to 2021), Iterum Therapeutics, plc. (2014 to 2022), Imago Biosciences, Inc. (2014 to 2022). Mr. Heron received a B.A. in Political Science from the University of North Carolina at Chapel Hill and an M.B.A. from Harvard Business School. We believe that Mr. Heron is qualified to serve on our board of directors because of his investing and operations experiences in the life sciences industry.

Neha Krishnamohan has served as a member of our board of directors since September 2022. Ms. Krishnamohan is currently the Chief Financial Officer and Executive Vice President, Corporate Development at Artiva Biotherapeutics, Inc., an off-the-shell NK cell therapy company focused on autoimmune and oncology indications. Ms. Krishnamohan served as Chief Financial Officer and Executive Vice President, Corporate Development at Kinnate Biopharma Inc., a publicly traded biopharmaceutical company from June 2021 until its acquisition by XOMA Corporation in April 2024.. Prior to joining Kinnate, she was with Goldman Sachs where she held various roles since July 2008, most recently as Vice President in the Healthcare Investment Banking Group. During her tenure at Goldman Sachs, she advised a variety of biopharmaceutical company boards of directors and management teams on a broad range of strategic financial matters; and executing financings and leading M&A transactions. Ms. Krishnamohan holds a B.S.E. with a double major in Biomedical Engineering and Economics from Duke University. We believe that Ms. Krishnamohan is qualified to serve on our board of directors because of her business and financial expertise, including capital markets, and her experience as a senior executive in the biopharmaceutical industry.

Todd Franklin Watanabe has served as our President and Chief Executive Officer since April 2017. Prior to joining Arcutis Biotherapeutics, he served as co-founder and Chief Operating Officer of Kanan Therapeutics, Inc., a cardiovascular drug development company from December 2015 to February 2018, and before that, he served as Vice President of Strategy and Corporate Development at Kythera Biopharmaceuticals Inc. from October 2013 to November 2015. Mr. Watanabe was an executive at Amgen, Inc. from 2005 to 2013, where he was involved in the development of Repatha for hyperlipidemia and Aimovig for migraine, and worked on the U.S. marketing of Enbrel in both dermatology and rheumatology. Previously, he was an executive with Eli Lilly and company, and an official in the U.S. Government. He was also a commissioned officer in the U.S. Navy Reserves for 25 years. Mr. Watanabe received his M.A. in National Security Studies, and his B.A. in International Relations, both from Georgetown University. We believe that Mr. Watanabe is qualified to serve on our board of directors because of his expertise in dermatology and experience with biotechnology companies, including working with and serving in various executive positions in life sciences companies.

Board Recommendation
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE THREE NAMED CLASS I DIRECTOR NOMINEES

a
PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Appointment of Independent Registered Public Accounting Firm
The Audit Committee of our Board has engaged Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the year ending December 31, 2024, and is seeking ratification of such selection by our stockholders at the Annual Meeting. EY has served as the Company’s independent registered public accounting firm since 2019. Representatives of EY are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of EY as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of EY to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain EY. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.
Principal Accountant Fees and Services
The following table provides information regarding the fees incurred for services related to the fiscal years ended December 31, 2023 and 2022, by EY, our independent registered public accounting firm.

	Year Ended December 31,
	2023	2022
Audit Fees (1)	$1,583,646	$1,598,800
Tax Fees	260,390	342,066
Audit-Related Fees	—	—
All Other Fees	2,000	1,425
Total Fees	$1,846,036	$1,942,291
(1)Audit fees are for professional services rendered for the audits of our financial statements for the years ending December 31, 2023 and 2022; professional services rendered for the audit of our internal controls for the year ended December 31, 2022; reviews of quarterly financial statements; professional services rendered in connection with our registration statements and securities offerings; and other accounting and financial reporting consultation services billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board (United States). Fees for 2023 include services associated with our equity offering completed in October 2023 and "at-the-market" offering program in December 2023. Fees for 2022 include services associated with our “at-the market” offering program in March 2022 and our equity offering completed in August 2022.
The Committee concluded that the provision of these services by EY would not affect their independence.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent registered public accounting firm may be pre-approved. The Pre-Approval Policy provides that annual audit services engagement terms and fees are subject to the approval of the Audit Committee and delegates certain authority to the Chair of the Audit Committee to approve audit, audit-related, tax or permissible non-audit services, provided that the delegated services do not exceed 10% of the prior year actual costs for annual services provided by the independent registered public accounting firm, as established by the Audit Committee. Any services above the 10% limit require the approval of the full Audit Committee. The Pre-Approval Policy also provides that each pre-approval decision shall be communicated to the Audit Committee at its next scheduled meeting.
The Audit Committee considers whether services proposed to be performed by the independent registered public accounting firm are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service.
In connection with the Pre-Approval Policy, the Audit Committee will monitor the audit services engagement as necessary, and will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other items.
All services to the Company provided by the Company’s independent registered public accounting firm after the adoption of the Pre-Approval Policy in 2022 were approved in accordance with the Pre-Approval Policy.
Board Recommendation
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF OUR SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024.

a
AUDIT COMMITTEE REPORT
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Arcutis Biotherapeutics, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of our Board. The Audit Committee’s functions are more fully described in its charter, which is available on our website at https://investors.arcutis.com/corporate-governance/governance-overview. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls.
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2023. The Audit Committee has discussed with Ernst & Young LLP (“EY”), the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
In addition, the Audit Committee has received the written disclosures and the letter from EY required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence”, and the Audit Committee has discussed with EY their independence from the Company and its management. Finally, the Audit Committee discussed with EY, with and without management present, the scope and results of EY’s audit of such financial statements.
Based on these reviews and discussions, the Audit Committee has recommended to our Board that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC. The Audit Committee has selected EY as our independent registered public accounting firm for the fiscal year ending December 31, 2024, and is seeking ratification of such selection by the stockholders.

Audit Committee
Sue-Jean Lin, Chair
Neha Krishnamohan
Halley Gilbert

EXECUTIVE OFFICERS
The following is biographical information for our executive officers, including their ages as of April 22, 2024.

Name	Age	Position(s)
Todd Franklin Watanabe	56	President, Chief Executive Officer and Director
Patrick E. Burnett, M.D., Ph.D.	52	Senior Vice President and Chief Medical Officer
Matthew R. Moore	51	Senior Vice President and Chief Business Officer
Masaru Matsuda, JD	54	Senior Vice President and General Counsel
L. Todd Edwards	60	Senior Vice President and Chief Commercial Officer
David Topper	66	Senior Vice President and Chief Financial Officer
Executive Officers

Mr. Watanabe’s biographical information is included above under “Directors Continuing in Office Until the 2026 Annual Meeting of Stockholders.”
Patrick E. Burnett, M.D., Ph.D. has served as our Chief Medical Officer since August 2020. Prior to that Dr. Burnett was the Chief Medical Officer at Verrica Pharmaceuticals since April 2018. Prior to that, Dr. Burnett was at Sun Pharmaceuticals where he was Associate Vice President of Clinical Development from September 2015 to March 2018, with oversight of the dermatology and rheumatology pipeline. Prior to Sun Pharmaceuticals, Dr. Burnett was at Novartis from 2010 to August 2015, most recently as Global Program Medical Director. He is a board certified dermatologist and was a member of the medical faculty at Vanderbilt University Medical Center as an Assistant Professor of Dermatology from 2004 to 2010. Dr. Burnett holds an M.D. and Ph.D. in neuroscience from Johns Hopkins School of Medicine and a B.S. in Biology and Biochemistry from the University of Iowa.

Matthew R. Moore has served as our Chief Business Officer since January 2021. Mr. Moore has over 20 years of strategy, transaction and operations experience in the biopharmaceutical industry. Prior to joining Arcutis, Mr. Moore served as Vice President, Corporate Business Development and Alliance Management at Allergan from 2015 to 2020, where he led worldwide strategy and business development for the company’s $4B+ Medical Aesthetics business unit. During his tenure at Allergan and its predecessor companies, Actavis and Forest Labs from 2008 to 2015, Mr. Moore was responsible for creating and executing business development growth strategies across multiple therapeutic areas including medical aesthetics, neuroscience, anti-infectives and hospital products. Mr. Moore served as a key deal team member in Actavis’ transformational acquisition of Allergan and Allergan’s ultimate sale to AbbVie. He is currently on the Board of Advisors for the New York chapter of Life Sciences Cares, a non-profit organization dedicated to making grants to community non-profits focused on STEM initiatives for underserved populations. Mr. Moore has held executive roles at DOV Pharmaceutical from 2003 to 2008 and started his career in the healthcare investment banking group at CIBC Oppenheimer from 1999 to 2003. Mr. Moore earned his B.A. in Psychology from Trinity College.

Masaru Matsuda, JD has served as our General Counsel and Corporate Secretary since January 2022. Mr. Matsuda most recently served as Senior Vice President, General Counsel, Chief Compliance Officer, and Corporate Secretary at Halozyme Therapeutics, Inc., where he worked from August 2018 through December 2021. Prior to Halozyme, Mr. Matsuda worked at Amgen for 18 years in positions of increasing responsibility with his last role serving as Vice President, Law, Global Commercial Operations, where he was responsible for strategic commercial legal support to the US Commercial Operations organization, as well as Medical Affairs, Compliance, Global Value, Access & Policy, Global Marketing, and Biosimilars divisions. Mr. Matsuda received a B.S. in Business Administration with a dual emphasis in Corporate Finance and International Finance from the University of Southern California, and J.D. from University of California College of the Law, San Francisco.

L. Todd Edwards has served as our Senior Vice President and Chief Commercial Officer since September 2023. Prior to joining the Company, Mr. Edwards served as Group Vice President, Business Head, Immunology at Incyte Corporation (“Incyte”), a multinational pharmaceutical company, since December 2020, where he was responsible for the commercialization of assets in Incyte’s dermatology business unit. Prior to Incyte, Mr. Edwards worked at UCB S.A., a global biopharmaceutical company, in a variety of capacities. From June 2019 to December 2020, Mr. Edwards served as Senior Vice President and Head of Global Immunology Operations and Strategy, during which time he led the global immunology business unit and portfolio. From June 2013 to June 2019, Mr. Edwards served as Senior Vice President and Head of U.S. Immunology, during which time he led the organization’s development and commercialization of on-market injectable biologic and pipeline immunology products in rheumatology, dermatology and gastroenterology. Prior to that, Mr. Edwards held senior roles at AbbVie and TAP Pharmaceuticals. In addition, Mr. Edwards is a decorated veteran of the U.S. Army. Mr. Edwards received a B.S. in Psychology from the East Tennessee State University and an M.B.A. from Embry-Riddle Aeronautical University.

David Topper has served as the Company’s Senior Vice President and Chief Financial Officer since April 2024. Prior to joining the Company, Mr. Topper served as Chief Financial Officer of Inmagene Biopharmaceuticals Co. Ltd. (“Inmagene”), a global clinical stage pharmaceutical company, from August 2023. Prior to Inmagene, Mr. Topper held significant positions in various organizations, including serving as a partner for capital markets at General Atlantic, a global growth equity firm, from 2012 through 2019 and at Frazier Life Sciences (“Frazier”), a venture capital and public markets investment firm, from May 2021 to January 2023. Prior to that, Mr. Topper served as Senior Advisor for Capital Markets at Frazier from March 2020 until May 2021. He also acted as Chief Financial Officer and board director from October 2020 to November 2022 at Frazier Life Sciences Acquisition Corp., a special purpose acquisition company, and as Chief Financial Officer at NewAmsterdam Pharma Company N.V., a biopharmaceutical company acquired by Frazier Life Sciences Acquisition Corp., from January 2023 to March 2023. Previously, he served for six years as Co-Head of Equity Capital Markets, Vice Chairman, and Chairman of the Commitments Committee at J.P. Morgan, a financial institution. Prior to J.P. Morgan, Mr. Topper was at Morgan Stanley, a multinational investment bank and financial services company, for 22 years, where he held a number of leadership positions, including Co-Head of Equity Capital Markets and Managing Director. Mr. Topper has served as a director at Glassbox Ltd., a software company, since January 2024 and previously served on the board of Engility Corporation and its predecessor, an engineering and logistics services company, from January 2014 to January 2019, where he was a member of the compensation committee and the strategy committee. Mr. Topper also served on the board of Amherst Pierpont Securities and served on the compensation committee and the audit committee from 2014 to March 2022. Mr. Topper holds an M.B.A. from Stanford University and a B.A. in Economics and Political Science from Duke University.

CORPORATE GOVERNANCE
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The Code of Business Conduct and Ethics is available on our website at https://investors.arcutis.com/corporate-governance/governance-overview. The Audit Committee and Nominating and Corporate Governance Committee are responsible for the development and periodic review of the Code of Business Conduct and Ethics. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website.
Corporate Governance Guidelines
We believe in sound corporate governance practices and have adopted formal Corporate Governance Guidelines to enhance our effectiveness. Our Board adopted these Corporate Governance Guidelines in order to ensure that it has the necessary practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices our Board follows with respect to Board and committee composition and selection, Board meetings, Chief Executive Officer performance evaluation and succession planning. A copy of our Corporate Governance Guidelines is available on our website at https://investors.arcutis.com/corporate-governance/governance-overview.
Leadership Structure of the Board
Our Bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer and/or to implement a lead director in accordance with its determination that utilizing one or the other structure would be in the best interests of the Company. Mr. Heron currently serves as the Chairman of our Board. In that role, Mr. Heron presides over the executive sessions of the Board and as a liaison between management and the board of directors. All of our directors are encouraged to make suggestions for agenda items and pre-meeting materials for meetings of the Board of Directors.
Our Board has concluded that our current leadership structure is appropriate at this time. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Independence of the Board of Directors
As required under the Nasdaq Global Select Market (“Nasdaq”) rules and regulations, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by such board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq listing standards, as in effect from time to time.
Consistent with these considerations, our Board has determined that eight of our nine directors qualify as “independent” directors in accordance with the Nasdaq listing requirements. Mr. Watanabe is not considered independent because he is an employee of the Company. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board considered information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.
As required under Nasdaq rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Each of the Audit Committee and Compensation Committee of our Board are comprised entirely of directors determined by the Board to be independent within the meaning of Nasdaq and SEC rules and regulations applicable to the members of such committees. Each of the members of our Nominating and Corporate Governance Committee is an independent director under the applicable rules and regulations of Nasdaq relating to Nominating and Corporate Governance Committee independence. As a result, in accordance with Nasdaq Rule 5605(e), director nominees are selected, or recommended for the Board’s selection, by the independent directors constituting a majority of the Board’s independent directors in a vote in which only independent directors participate.

Board Diversity and Skills

	Chaudhuri	Curran	Gilbert	Heron	Leonard	Lin	Krishnamohan	Watanabe	Welgus
Skills & Expertise
Executive Management	●	●	●		●	●	●	●	●
Served as CEO or other senior executive of an organization
Prior Board Experience	●	●	●	●	●
Experience as a director of another public company
Veteran					●			●
Experience serving as a member of the U.S. military, naval or air services
Dermatology	●	●	●	●	●	●		●	●
Prior significant business experience in dermatology
Finance & Accounting Expertise			●	●		●	●
Experience in the preparation and review of financial statements and financial reports
Commercialization Expertise	●	●	●		●			●	●
Experience managing the successful commercialization of products
Information Technology					●	●
Oversight of or significant background working with information technology systems, data management, and/or cybersecurity risks
Legal / Compliance Expertise			●				●
Experience in dealing with complex legal and public company governance issues
Gender
Gender	M	F	F	M	M	F	F	M	M
Race / Ethnicity / Nationality
African American / Black
Alaskan Native or Native American
Asian	●					●	●	●
Hispanic / Latinx
Native Hawaiian or Pacific Islander
White (not Hispanic or Latinx origins)		●	●	●	●			●	●
Two or more Races or Ethnicities								●
LGBTQ+

Board Committees
Our Board has the following standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Our Board may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below.

Audit Committee
Our Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee is responsible for:
•selecting an independent registered public accounting firm;
•the qualifications, independence and performance of our registered public accounting firm;
•the preparation of the audit committee report to be included in our annual proxy statement;
•our compliance with legal and regulatory requirements;
•our accounting and financial reporting processes, including our financial statement audits and the integrity of our financial statements;
•reviewing and approving related-person transactions; and
•our information technology and information security programs.
The current members of our Audit Committee are Sue-Jean Lin, Neha Krishnamohan and Halley Gilbert. Ms. Lin serves as the Chair of the committee. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our Board has determined that each of Sue-Jean Lin, Neha Krishnamohan and Halley Gilbert are an “audit committee financial expert” as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. Under the rules of the SEC, members of the audit committee must also meet heightened independence standards. Our Board has determined that each of Ms. Lin, Ms. Krishnamohan and Ms. Gilbert are independent under the applicable rules of the SEC and Nasdaq.
The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the Audit Committee charter is available to security holders on the Company’s website at https://investors.arcutis.com/corporate-governance/governance-overview.
Compensation Committee
Our Compensation Committee oversees policies relating to compensation of and benefits for our officers and employees. Among other things, our Compensation Committee is responsible for:
•evaluating, recommending, approving and reviewing executive officer compensation arrangements, plans, policies and programs;
•evaluating and recommending non-employee director compensation arrangements for determination by our board of directors;
•administering our cash-based and equity-based compensation plans
•reviewing and overseeing the administration of our clawback policy and recommending any proposed changes to the Board; and
•overseeing our compliance with regulatory requirements associated with the compensation of directors, officers and employees.
The current members of our Compensation Committee are Bhaskar Chaudhuri, Ph.D., Patrick Heron and Keith Leonard. Dr. Chaudhuri serves as the Chair of the committee. Each of the members of our Compensation Committee is independent under the applicable rules and regulations of Nasdaq and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

Our Compensation Committee has retained Pay Governance LLC (“Pay Governance”), a compensation consulting firm, to serve as its independent compensation consultant and to conduct market research and analysis on our various executive positions, to assist the committee in developing appropriate incentive plans for our executives on an annual basis, to provide the committee with advice and ongoing recommendations regarding material executive compensation decisions, and to review compensation proposals of management. Pay Governance reports directly to the Compensation Committee and does not provide any non-compensation related services to the Company. The Compensation Committee reviewed the independence of Pay Governance, employing the independence factors specified in the listing requirements of Nasdaq. Based on this assessment, the Compensation Committee determined that the engagement of Pay Governance does not raise any conflicts of interest or similar concerns. In addition, the Compensation Committee evaluated the independence of its other outside advisors to the Compensation Committee, including outside legal counsel, considering the same independence factors and concluded their work for the Compensation Committee does not raise any conflicts of interest.
The Compensation Committee operates under a written charter that satisfies the applicable standards of the SEC and The Nasdaq rules. A copy of the Compensation Committee charter is available to security holders on the Company’s website at https://investors.arcutis.com/corporate-governance/governance-overview.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for identifying and considering candidates for directorships and the size and composition of our Board, overseeing the process of evaluating the performance of our Board, evaluating and overseeing our environmental, social and governance (“ESG”) principles, initiative and risks and reporting and advising our Board on other corporate governance matters. For example, the Nominating and Corporate Governance Committee conducts a periodic review and oversees the Company’s strategy and initiatives regarding the Company’s ESG responsibility, and reports its findings to the Board on an annual basis.
The current members of our Nominating and Corporate Governance Committee are Sue-Jean Lin, Terrie Curran and Howard Welgus, M.D. Ms. Curran serves as the Chair of the committee. Each of the members of our Nominating and Corporate Governance Committee is an independent director under the applicable rules and regulations of Nasdaq relating to Nominating and Corporate Governance Committee independence. As a result, in accordance with Nasdaq Rule 5605(e), director nominees are selected, or recommended for the Board’s selection, by the independent directors constituting a majority of the Board’s independent directors in a vote in which only independent directors participate. In carrying out its responsibilities, the Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq rules. A copy of the Nominating and Corporate Governance Committee charter is available to security holders on the Company’s website at https://investors.arcutis.com/corporate-governance/governance-overview.
Our Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. The Nominating and Corporate Governance Committee, in evaluating the suitability of individual candidates (both new candidates and current members), the independent directors of our Board, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including but not limited to the following:
•independence;
•personal and professional integrity;

•experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•experience in the life sciences and biotechnology fields;
•experience as a board member or executive officer of another publicly held company;
•diversity, including diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;
•conflicts of interest; and
•practical and mature business judgment.
Currently, our Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. Our Board will consider director candidates recommended by stockholders. For a stockholder to make any nomination for election to the Board at an annual meeting, the stockholder must provide notice to the Company, which notice must be delivered to, or mailed and received at, the Company’s principal executive offices not less than 75 days and not more than 105 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered, or mailed and received, not earlier than 105 days prior to the date of the annual meeting and not later than 75 days prior to the date of the annual meeting or, if later, the 10th day following the date on which public disclosure of the date of such annual meeting is made. Further updates and supplements to such notice may be required at the times, and in the forms, required under our bylaws. As set forth in our bylaws, submissions must include information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act, (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected). Our bylaws also specify further requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to make a nomination for director review a copy of our bylaws, as amended and restated to date, which is available, without charge, from our Corporate Secretary, at 3027 Townsgate Road, Suite 300, Westlake Village, CA 91361.
Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance
Our Board met seven times during 2023. The Audit Committee met five times. The Compensation Committee met four times. The Nominating and Corporate Governance Committee met three times. During 2023, each Board member attended at least 86% of the meetings of the Board and of the committees of the Board on which he or she served, in each case, to the extent appointed as a Board member at the relevant time of each meeting. We encourage all of our directors and nominees for director to attend our annual meeting of stockholders; however, attendance is not mandatory.
Role of Board in Risk Oversight Process
Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies and presents the steps taken by management to mitigate or eliminate such risks.

Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In late 2022, we completed an Enterprise-wide risk assessment to identify areas that identified the primary risks that could impede us from achieving our strategic objectives. The risk assessment followed a disciplined approach and included interviews with senior leadership to identify and assess the significance of enterprise-wide risks at the Company. Such identification and assessment facilitates planning and accountability on how to manage and ameliorate such risks. The assessment was reviewed with the Audit Committee in early 2023 as it does periodically and will be updated at least annually. While our Board is responsible for monitoring and assessing strategic risk exposure, our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines and considers and approves or disapproves any related person transactions where necessary. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
Our Environmental, Social and Governance Principles
We believe in operating in an ethical, socially conscious, and environmentally sustainable manner and follow these principles to better serve our patients, employees, and all our stakeholders. From the initial founding of Arcutis, we have strived to create an environment where diversity, inclusion, innovation and sustainability are integrated into all aspect of our operations. This is evidenced by the treatments we have developed to meet unmet needs of dermatology clinicians and individuals impacted by immune-mediated skin disease, the diverse talent of our employees, our strong commitment to our community and the environment, and our diverse and experienced Board.
Governance
Board oversight of our ESG program is provided by the Nominating and Corporate Governance Committee. Their charter includes evaluating and overseeing our ESG principles, initiatives, and risks. Where appropriate, ESG matters are also discussed within the Audit and Compensation committees and annually an ESG report is provided to the Board. Internal oversight and execution is managed with a cross-functional team led by our Head of ESG, and includes our General Counsel, Chief Human Resources Officer, Head of Corporate Communications, and Head of Investor Relations.
In 2023, we published our second annual ESG report, highlighting the sustainability initiatives and successes at Arcutis.
Our Commitment to Diversity
We believe that the diversity of our employees supports our ability to develop innovative medicines while also making our company stronger. We value our employees and the diversity each employee brings, including, but not limited to, diversity of race, gender, age, sexual orientation, backgrounds, experiences, skills, opinions and personalities.

Gender Diversity
The charts below set forth the gender diversity of our overall workforce, leadership positions and Board, in each case as of December 31, 2023, using the gender binary.
(1) Includes employees in positions of Vice President and above.

Racial and Ethnic Diversity of Workforce in United States
In the United States, where 94% of our employees reside, 29% of our workforce self-report as non-white. For employees located outside of the United States, we do not request racial diversity data, as tracking these metrics is largely prohibited by law. The chart below sets forth the racial and ethnic diversity of our workforce in the United States as of December 31, 2023.

(1) Includes employees in positions of Vice President and above.

The categories of the racial and ethnic diversity of our workforce in the United States can be further broken down as shown in the graph below.

Other, 3%
Hispanic/Latino, 7%
Black/African American, 5%
Asian, 13%
White, 71%

Pay Equity Assessment
As part of our commitment to pay equity and equality for all employees, we have committed to conducting an annual pay equity assessment to identify and address potential pay gaps. In our assessment conducted in 2023 for United States employees below the Senior Vice President level, no evidence of a systemic pay equity issue was found. More information on this assessment can be found in the Executive Compensation section of this proxy.
Professional Development
As Arcutis continues to expand our workforce, we recognize the need to provide opportunities for people to grow and develop professionally. We have a professional development program with a mission to support a continuous learning culture that enhances awareness, competence, performance and innovation. Our professional development program ProfDev@Arcutis focuses on three key objectives:

Grow (Career Development)	Connect (Organization Effectiveness)	Lead (Leadership Training)
•Identify personal career goals and aspirations •Promote discussion opportunities between managers and employees	•Enhance connection across a common platform for improving communication, collaboration and positive working relationships	•Support leadership development and effectiveness for leaders at all levels
Tools used: •Personal inventory of skills and interests supported by conversation guides for managers and employees •Learning elective workshops	Tools used: •Insights® Discovery individual profiles and team workshops	Tools used: •Emerging Leader Development Program •First-Line Manager Leader Development Program •Senior Leader Development Program •Manager Toolkit •Leader360 Review Cycle
Our professional development program was started in 2021 and continues to evolve. All Arcutis employees continue to participate in the Insights® Discovery program, as well as participate in mid-year and end-of-year performance reviews to evaluate performance and development opportunities. In early 2024, an Emerging Leader Development Program was launched for nominated employees who have potential as future people leaders. Additionally, in 2024 we are implementing a more robust tool to support overall performance management.
In addition to these company-wide professional development activities, Arcutis is also a corporate sponsor of the Healthcare Businesswomen’s Association (“HBA”) and Women in Bio, and we encourage and sponsor participation in the HBA including it’s mentorship program.
Arcutis Culture Team and Community Engagement
Since 2020, our Arcutis Culture Team (ACT) helps plan, coordinate and communicate ESG and employee engagement opportunities. ACT is a cross-functional working group designed to integrate and facilitate the education of our employees and provide opportunities to strengthen our employee community. ACT is organized into three sub-teams focused on Diversity, Equity, and Inclusion; Employee Engagement; and Charity and Community Engagement. We also have several employee-coordinated Connection Groups, or affinity/interest groups, and ended 2023 with four groups focused on varying interests of our employees. Throughout the year, the Company celebrated a variety of cultures and activities such as Black History Month, PRIDE month, International Women’s Day, Asian American and Pacific Islander Month, and Hispanic Heritage Month, to name a few.
We believe in supporting the communities where we work and live. In 2023, our people volunteered for over 3,200 hours to numerous organizations throughout the United States and gave monetary donations to nearly 70 separate organizations covering a wide range of philanthropic areas. In addition, we supported both national and local organizations ranging from the National Psoriasis Foundation and American Academy of Dermatology, to our local Manna food drive and Casa Pacifica.
Health and Safety
We are also focused on the health, well-being and safety of our employees. Our policies seek to prevent and reduce workplace risks and injuries through various programs, projects, services, and assistance, such as ergonomic evaluation, hazard reporting, risk assessment, and first aid training. Employee safety is also supported by an access control system at all facilities and a dedicated 24/7 security team at our offices in Westlake Village. We require all work-related injuries or illnesses to be reported. This information is reviewed by management for analysis.
Access to and Affordability of Our Product
Providing access to our product is paramount to our business. Our patient assistance program, Arcutis Cares™, provides Zoryve® (roflumilast) cream 0.3% or Zoryve® (roflumilast) foam, 0.3%, at no cost to eligible uninsured or underinsured patients with plaque psoriasis or seborrheic dermatitis with demonstrated financial need. ZORYVE Direct™, a patient access support program, helps commercially insured individuals with plaque psoriasis or seborrheic dermatitis by providing prescription status updates, refill reminders, and information to help patients stay on track with ZORYVE as prescribed by their healthcare provider. It also helps with out-of-pocket costs for eligible patients with commercial drug insurance.
Environmental
We have initiated an assessment of our greenhouse gas emissions footprint, in order to develop a methodology for collection and reporting. Through internal resources and third-party relationships, we are confident in our ability to quantify our scope 1 and 2 emissions while continuing to evaluate and understand our supply chain. We have also worked with our third-party suppliers to understand their sustainability practices. In addition, we have limited our operational environmental footprint by operating in a hybrid and virtual work environment. Our policies and work habits encourage environmentally conscious activities, such as reduced printing, automatic lights and water taps, recycling, and the elimination of single-use items in the break room. We believe these policies have helped to reduce waste generated through our operations.
Compensation Committee Interlocks and Insider Participation
During 2023, our Compensation Committee consisted of Dr. Chaudhuri, Mr. Heron and Mr. Leonard. None of the members of our Compensation Committee has been one of our officers or employees during the past three years. With the exception of Mr. Watanabe who serves as our President, Chief Executive Officer and a director, none of our executive officers currently serve, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our Board or Compensation Committee.
Pledging and Hedging Policies
We maintain an Insider Trading Compliance Policy that prohibits our employees, officers and directors from engaging in hedging or similar monetization transactions, including put options, call options, short sales and exchange fund transactions. Our policy also prohibits employees, officers and directors from using or pledging securities as collateral in margin accounts or for loans unless approved by our designated compliance officer under the policy.
Stockholder Communications with the Board of Directors
Should stockholders wish to communicate with the Board or any specified individual directors, such correspondence should be sent to the attention of the Corporate Secretary, at 3027 Townsgate Road, Suite 300, Westlake Village, CA 91361. The Corporate Secretary will forward the communication to the Board members.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
We describe below transactions and series of similar transactions, since January 1, 2022, to which we were a party or will be a party, in which:
•the amounts involved exceeded or will exceed $120,000; and
•any of our directors, executive officers or holders of more than 5% of our common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.
Director and Executive Officer Compensation
See “Executive Compensation” and “Director Compensation” for information regarding compensation of directors and executive officers.
Employment Agreements
We have entered into employment agreements with our executive officers. We most recently entered into new employment agreements with Mr. Smither, Mr. Edwards and Mr. Topper in connection with them joining us in August 2023, September 2023 and April 2024, respectively. For more information regarding these agreements, see “Executive Compensation−Employment and Severance Agreements.”
Indemnification Agreements and Directors’ and Officers’ Liability Insurance
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. We have obtained an insurance policy that insures our directors and officers against certain liabilities, including liabilities arising under applicable securities laws. Since January 1, 2023, we have entered into new indemnification agreements in connection with the hiring of Mr. Smither as the former Interim Chief Financial Officer, Mr. Edwards as our Chief Commercial Officer and Mr. David Topper as our new Chief Financial Officer.
Investor Rights Agreement
We entered into an amended and restated investors’ rights agreement with the purchasers of shares of our convertible preferred stock, including entities with which certain of our directors are affiliated, which were outstanding prior to our initial public offering in January 2020 and which converted into shares of common stock in connection therewith. As of December 31, 2023, certain holders of our common stock are entitled to rights with respect to the registration of their shares under the Securities Act.
Other Transactions
Participation in Follow-on Offerings
Frazier Life Sciences VIII, L.P., which holds 5% or more of our capital stock and is affiliated with Patrick Heron, a member of our board of directors, purchased an aggregate of 250,000, 80,000 and 21,052 shares of our common stock in our follow-on offering of common stock in August 2022,October 2023 and March 2024, respectively, at the same price and on the same terms as the other purchasers in the follow-on offering and not pursuant to any pre-existing contractual rights or obligations.
Policies and Procedures for Related Party Transactions
Our Board has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act of 1933, as amended, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction.
EXECUTIVE COMPENSATION
In this section we discuss our executive compensation program for 2023 named executive officers (“NEOs”). As a “smaller reporting company”, as defined in Item 10(f)(1) of Regulation S-K, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to smaller reporting companies. Nonetheless, we have included some additional information regarding our compensation setting process and our compensation program beyond what is required.

Our Compensation Committee, the members of which are appointed by our Board, is responsible for establishing, implementing and monitoring our compensation philosophy and objectives. We seek to ensure that the total compensation paid to our executive officers is reasonable and competitive. Other than base salary, compensation of our executives is structured around the achievement of near-term corporate targets as well as long-term business objectives.
Our NEOs, who are our principal executive officer and the two most highly compensated executive officers (other than our principal executive officer) serving as executive officers as of December 31, 2023, are:

Name	Position
Todd Franklin Watanabe	President and Chief Executive Officer
Patrick Burnett, M.D., Ph.D.	Senior Vice President, Chief Medical Officer
L. Todd Edwards	Senior Vice President and Chief Commercial Officer
Mr. Edwards commenced services as our Senior Vice President and Chief Commercial Officer on September 27, 2023.
Executive Compensation Philosophy and Objectives
Historically, our executive compensation program has been designed with the intention to motivate, reward, attract and retain high caliber management who create an inclusive and diverse environment and are deemed critical to our success. The program seeks to align executive compensation with our short-and long-term objectives, financial performance and stockholder priorities.

How We Determine Executive Compensation

The Compensation Committee oversees and recommends to the board of directors approval of all compensation arrangements for our executive officers, including our named executive officers. The Compensation Committee considers market data and input from its independent compensation consultant, Pay Governance, and other advisors including in reviewing the competitiveness of individual compensation packages relative to peer company data and factors including the performance and contributions of each named executive officer, our corporate performance and each individual’s responsibilities, experience, and criticality to our business strategy.

Competitive Assessment

A key objective of our executive compensation program is to ensure that the overall compensation packages we offer our executive officers remain competitive with the packages offered by companies with which we compete for executive talent. The Compensation Committee consults with Pay Governance to develop a peer group of companies to serve as the basis for comparing our executive compensation program to the market.

2023 Peer Group

With the assistance of Pay Governance, the Compensation Committee identified the following 17 publicly-traded, U.S.-based biotechnology/biopharmaceutical companies as our peer group to be used in reviewing executive compensation for 2023:

2023 Peer Group
Agios Pharmaceuticals	Alector	AnaptysBio
Axsome Therapeutics	BioCryst Pharmaceuticals	BridgeBio Pharma
Cara Therapeutics	FibroGen	Karuna Therapeutics
Krystal Biotech	Kura Oncology	MannKind Corporation
Revance Therapeutics	Sage Therapeutics	Travere Therapeutics
Vanda Pharmaceuticals	Y-maBs Therapeutics

Advisory Vote on Executive Compensation (“Say-on-Pay” vote)

In 2022, we held a vote on the frequency of any future Say-on-Pay votes, which approved an annual non-binding advisory vote on the compensation of our named executive officers. In setting the form and amount of compensation for our named executive officers, the Compensation Committee considered the voting results from this non-binding advisory Say-On-Pay vote as well as feedback received from stockholders throughout the year. Stockholder support for our fiscal 2022 compensation program was strong (approximately 85.6% support at our 2023 Annual Meeting of Stockholders) and did not lead us to make any fundamental changes to our executive compensation program. We will be conducting our next Say-on-Pay vote on the compensation of our named executive officers at this upcoming 2024 Annual Meeting of Stockholders as a result of our non-binding Say-on-Frequency vote from the 2022 Annual Meeting of the Stockholders. See the section titled “Proposal No. 3 Approval, on a Non-Binding, Advisory Basis, of the Compensation of our Named Executive Officers” for more information. We value the opinions of our stockholders and will consider the outcome of future Say-on-Pay votes, as well as any feedback received throughout the year, when making compensation decisions for our executive officers.

2023 Summary Compensation Table

The following table sets forth information regarding the total compensation, for services rendered in all capacities, that was paid or awarded to or earned by our NEOs during the fiscal years ended December 31, 2023 and 2022.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
Todd Franklin Watanabe	2023	633,500	1,384,250	2,543,320	354,127	20,069	4,935,266
President and Chief	2022	590,000	1,252,803	2,314,700	407,100	16,952	4,581,555
Executive Officer
Patrick E. Burnett,	2023	477,267	332,220	611,185	230,878	14,795	1,666,345
M.D., Ph.D.	2022	457,167	314,526	579,598	210,297	22,490	1,584,078
Chief Medical Officer
L. Todd Edwards (4)	2023	131,254	334,800	938,855	241,883	11,055	1,657,847
Chief Commercial Officer

(1)Amounts reflect the full grant date fair value of stock and option awards computed in accordance with ASC Topic 718. See Note 10 of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for the assumptions used in calculating these amounts. These amounts do not correspond to the actual value that may be recognized by the NEOs upon vesting of the applicable awards.
(2)Amounts represent the annual performance-based cash incentive earned by our NEOs based on the achievement of certain corporate performance objectives and individual performance during 2023. These amounts were paid to the NEOs in March 2024. Please see the descriptions of the annual performance incentive payments paid to our NEOs under “Cash-Based Incentive Compensation” above.
(3)Amount represents our matching contributions under our 401(k) plan and reimbursements for travel and housing related to travel to Corporate headquarters. 401(k) matching contributions were $13,750 for Mr. Watanabe, $9,622 for Mr. Burnett, and $4,167 for Mr. Edwards. Travel and housing reimbursements related to travel to Corporate headquarters were $6,319 for Mr. Watanabe, $5,173 for Mr. Burnett, and $6,888 for Mr. Edwards.
(4)Mr. Edwards commenced services with us in September 2023.

Narrative to the Summary Compensation Table

Base Salaries

The base salaries of our named executive officers are a relatively small, but important part of their total compensation package, and are intended to reflect their respective positions, duties and responsibilities.

The following table sets forth the base salaries of our named executive officers for fiscal 2023:

Named Executive Officer	2022 Annualized Base Salary	2023 Annualized Base Salary	Year-over-Year % Increase
Todd Franklin Watanabe (1)	$600,000	$640,200	6.7%
Patrick Burnett, M.D., Ph.D. (1)	$460,000	$480,720	4.5%
L. Todd Edwards (2)	—	$500,016	—%

(1)Salary increases for Mr. Watanabe and Mr. Burnett went into effect on March 1, 2023.
(2)Mr. Edwards joined the Company in September 2023.

Cash-Based Incentive Compensation
The Company maintains a cash annual incentive compensation program, whereby our named executive officers are eligible to receive cash incentive bonuses payable upon the achievement of specified annual corporate performance goals.

2023 Bonus Targets

Each named executive officer is eligible to receive an annual performance-based cash bonus based on a specified target annual bonus award amount, expressed as a percentage of the named executive officer’s base salary. The bonus target percentages of base salary were increased in fiscal 2023, as set forth in the following table:

Named Executive Officer	2022 Bonus Target	2023 Bonus Target
Todd Franklin Watanabe	60%	65%
Patrick Burnett, M.D., Ph.D.	40%	45%
L. Todd Edwards (1)	—	45%

(1)Mr. Edwards joined the Company in September 2023.
Evaluation of Performance Against 2023 Corporate Goals

In January 2024, the board evaluated the Company’s performance against the corporate goals and determined that the Company had achieved corporate goals for fiscal 2023 at 107.5% of target levels. Based on this level of achievement and the Board’s assessment of each NEO’s performance, our NEOs were paid at the following percentages of their base salaries earned in 2023 (except in the case of Mr. Edwards whose annual bonus was paid based on his annual base salary for 2023 and not on base salary actually earned in 2023): Mr. Watanabe: 56%; Mr. Burnett: 48%; and Mr. Edwards: 48%.
Equity-Based Incentive Compensation

We view equity-based compensation as a critical component of our balanced total compensation program. Equity-based compensation creates an ownership culture among our employees that provides an incentive to contribute to the continued growth and development of our business and aligns the interests of executives with those of our stockholders.

Equity Grants
The following table sets forth the equity awards granted to our named executive officers in the 2023 fiscal year.

Named Executive Officer	Grant Date	Type of Grant	Stock Options (#)	RSUs (#)
Todd Franklin Watanabe	March 2, 2023	Annual	232,200	87,500
Patrick Burnett, M.D., Ph.D.	March 2, 2023	Annual	55,800	21,000
L. Todd Edwards (1)	September 27, 2023	New-Hire	240,000	60,000
(1)Mr. Edwards joined the Company in September 2023 and was awarded new-hire stock options and restricted stock units. His employment agreement also included a performance-based stock award that will be granted in 2024.

2024 Option Exchange Offer

In early 2024, we offered our employees and consultants, including our NEOs, the opportunity to exchange options with exercise prices in excess of $10 for a lesser number of new restricted stock units (RSUs), subject to a new vesting schedule. We pursued this initiative as part of our continued efforts to retain top tier talent, and in recognition that our employees and consultants highly value equity incentive compensation. We view equity as a meaningful component of its compensation program and strives to remain competitive in its compensation offerings to employees, including our NEOs. Non-employee directors were not eligible to participate.

The number of RSUs granted in exchange for options varied based on the exercise price of the options with participants receiving one RSU for between 2 and 3 shares underlying options that were exchanged. Upon conclusion of the option exchange offer, there were 5,063,689 stock options exchanged for 2,131,874 RSUs.

Perquisites and Other Personal Benefits

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not generally provide perquisites or other personal benefits to our executive officers, including our named executive officers, except as generally made available to our employees, or in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective and for recruitment and retention purposes.

Clawback Policy

Our Clawback Policy applies to incentive compensation paid to our senior executives, including our NEOs. The policy provides that if we are required to prepare an accounting restatement due to our material non-compliance with any financial reporting requirement, our Compensation Committee shall require the NEO to forfeit all or part of any applicable incentive compensation received by the NEO during the covered period. For purposes of this policy, incentive compensation means any compensation that is earned, granted, or vested based wholly or in part upon the attainment of a financial reporting measure. Our Clawback Policy complies with the requirements of Section 10D of the Exchange Act and Nasdaq rules. For more information, see our Policy for Recovery of Erroneously Awarded Compensation, which is filed as an exhibit to our 2023 Annual Report on Form 10-K.
Stock Ownership Guidelines
We apply Stock Ownership Guidelines to senior executives, including NEOs, and non-employee directors to align their long-term interests with those of the Company’s shareholders.
Compensation Risk Assessment
Consistent with the SEC’s disclosure requirements, Pay Governance, our independent compensation consultant, assessed our compensation programs for all employees. We have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us.
The Compensation Committee monitors our compensation programs on an annual basis and expects to make modifications as necessary to address any changes in our business or risk profile.
Pay Equity Assessment
In 2023, we retained Aon Human Capital Solutions to conduct a pay equity assessment of our United States employees below the Senior Vice President level. The purpose of this assessment was to identify potential pay gaps by analyzing whether factors like race, ethnicity or gender affect employee pay, while simultaneously controlling for factors that could legitimately influence compensation, such as function, pay grade, manager versus individual contributor, education, span of control, tenure in role, and experience. Aon utilized regression models to conduct the assessment and found no evidence of a systemic pay equity issue across Arcutis.

Outstanding Equity Awards at 2023 Fiscal Year End.
The following table lists all outstanding equity awards held by our NEOs as of December 31, 2023.

		Option Awards					Stock Awards
Name	Vesting Commence-ment Date(3)	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)	Option Exercise Price (#)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Todd		49,823			1.68	03/13/29
Franklin		217,973			1.68	03/13/29
Watanabe		24,991			6.52	11/20/29
		65,000			27.61	02/26/30
	3/3/2021	68,200	31,000		32.44	03/02/31	16,350	52,811
	3/3/2021	82,295	105,805		17.67	03/03/32	53,175	171,755
	3/1/2023	43,538	188,662		15.82	03/02/33	87,500	282,625
	2/27/2020						7,250	23,418
Patrick	8/1/2020(4)	266,667	53,333		25.89	08/02/30
Burnett,	3/3/2021	19,800	9,000		32.44	03/02/31	4,750	15,343
M.D.,	3/1/2022	20,606	26,494		17.67	03/03/32	13,350	43,121
Ph.D.	3/1/2023	10,463	45,337		15.82	03/02/33	21,000	67,830
	12/30/2021						8,375	27,051
	8/18/2022						12,562	40,575
L. Todd	10/1/2023(4)		240,000		5.58	09/27/33
Edwards	10/1/2023						60,000	193,800
(1)Each award is subject to the acceleration of vesting provisions in each named executive officers’ severance & change in control agreement.
(2)Based on the closing price of our common stock on December 29, 2023 (the last trading day in 2023) of $3.23 per share.

(3)Except as otherwise noted, each option vests and becomes exercisable in substantially equal monthly installments over a four year period commencing on the vesting commencement date, subject to the optionee’s continuous service to us through the applicable vesting date, and each award of restricted stock units vests in substantially equal annual installments over a four year period commencing on the vesting commencement date, subject to the holder’s continuous service to us through the applicable vesting date.
(4)The option vests and becomes exercisable as to 1/4th of the original number of shares underlying the option on the first anniversary of the vesting commencement date and as to 1/48th of the original number of shares underlying the option on each monthly anniversary thereafter, subject to the optionee’s continuous provision of services to us through such date.

Executive Compensation Arrangements

Employment and Severance Arrangements

We have entered into employment offer letter agreements with each of our NEOs. These agreements set forth the terms and conditions of employment of each NEO, including initial base salary, target bonus opportunity, and initial equity grants and employee benefits eligibility. The agreements do not provide for severance or other payments in connection with a termination of employment or change in control of the Company and, instead, provide for our NEOs to enter into a separate severance and change in control agreement.

Under each severance and change in control agreement, the NEO is entitled to certain benefits in the event the NEO’s employment is terminated by us without cause or by the NEO for good reason (each, a “qualifying termination”). In the event the NEO’s qualifying termination occurs more than 3 months prior to, or more than 18 months after, a change in control, the NEO will receive continued base salary for 9 months (or 12 months for Mr. Watanabe) and 9 months (or 12 months for Mr. Watanabe) of employer-paid continued health care premiums. In the event the NEO’s qualifying termination occurs within the period commencing 3 months prior to and ending 18 months after a change in control, the NEO will receive the sum of 12 months’ (or 18 months’ for Mr. Watanabe) of base salary and annual target bonus (or 1.5 times annual target bonus for Mr. Watanabe) paid out over 12 months (or 18 months for Mr. Watanabe), 12 months (or 18 months for Mr. Watanabe) of employer-paid continued health care premiums, and full vesting acceleration of all time-based equity awards. The NEO must deliver a release of claims against us that becomes timely effective and irrevocable in order to receive any of the foregoing severance benefits.

Pay Versus Performance
The following table sets forth information regarding the total compensation, for services rendered in all capacities, that was paid to, awarded to or earned by our CEO (referred to below as our “PEO” or principal executive officer) (and on average to our non-CEO NEOs, or our “Other NEOs”), as compared to compensation actually paid (“CAP”) to our CEO (and on average to our Other NEOs) and certain Company and peer performance measures during the years ended December 31, 2023, 2022 and 2021, as calculated in accordance with Item 402(v) of Regulation S-K (the “Pay Versus Performance Table”).

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)(1)	Average Summary Compensation Table Total for Other NEOs ($)	Average Compensation Actually Paid to Other NEOs ($)(1)	Total Shareholder Return ($)(2)	Net Income ($)
2023	4,935,266	(1,156,797)	1,622,096	231,716	14.82	(262,140,000)
2022	4,581,555	2,422,054	2,310,749	1,326,466	67.89	(311,458,000)
2021	4,824,123	441,904	3,070,296	1,021,432	95.14	(206,356,000)
(1)Amounts represent compensation actually paid to our CEO (which was Todd Franklin Watanabe each year) and the average compensation actually paid to our Other NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes:

Year	Other NEOs
2023	Patrick Burnett and L. Todd Edwards
2022	Masaru Matsuda, Patrick Burnett, Kenneth Lock and Scott Burrows
2021	Matthew Moore, Scott Burrows, Patrick Burnett, David Osborne and John Smither
CAP to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

	2023
Adjustments	PEO	Average Other NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	$(3,927,570)	$(1,108,530)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	$594,102	$413,944
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	$206,658	$24,831
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	$(2,062,079)	$(566,778)
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	$(903,175)	$(193,848)
TOTAL ADJUSTMENTS	$(6,092,064)	$(1,430,381)
(2)The column assumes $100 was invested for the period starting January 31, 2020 (Date of Arcutis Biotherapeutics IPO) through the end of the listed year in the Company. Historical stock performance is not necessarily indicative of future stock performance.

Narrative Disclosure to Pay Versus Performance Table

Description of Between CEO and Other CEO CAP and Financial Performance Measures

The graphs below compare the CAP to our CEO and the average of the CAP to our Other NEOs, with (i) our cumulative TSR and (ii) our net income, in each case, for the fiscal years ended December 31, 2021, 2022 and 2023. CAP is influenced by numerous factors including, but not limited to, the timing of new grant issuances and award vesting, NEO mix, share price volatility during the fiscal year, our mix of performance metrics and other factors.

TSR amounts reported in the graph assume an initial fixed investment of $100 was invested for the period starting January 31, 2020 through the end of the listed year in the Company and our Peer Group.

Although Item 402(v) of Regulation S-K requires the description of the relationship between the compensation actually paid for our NEOs and our net income, we do not currently utilize GAAP or non-GAAP net income as a performance measure in any of our incentive programs. As a result, the impact of year-over-year fluctuations in our net income has less of an impact on compensation actually paid. The key factor that drove the changes in compensation actually paid is the fluctuations of our stock price.

Equity Compensation Plan Information
The following table provides certain information as of December 31, 2023, with respect to all of our equity compensation plans in effect on that date.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a) (1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a) (6)
Equity Compensation Plans Approved by Stockholders (3) (4) (5)	10,849,301	$18.52	3,980,356
Equity Compensation Plans Not Approved by Stockholders	—	—	—
Total	10,849,301	$18.52	3,980,356
(1)Amounts include 7,919,699 options outstanding and 2,929,602 RSU’s outstanding under the Arcutis Biotherapeutics, Inc. 2022 Employment Inducement Incentive Plan (the “2022 Plan”), 2020 Equity Incentive Plan (2020 Plan) and 2017 Equity Incentive Plan (2017 Plan).
(2)The weighted-average exercise price is calculated based solely on the exercise prices of the outstanding options and does not reflect shares that will be issued upon the vesting of outstanding RSUs, which have no price.
(3)Includes the 2017 Plan, the 2020 Plan, the 2020 Employee Stock Purchase Plan (the “2020 ESPP”) and the 2022 Plan.
(4)The 2020 Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance or transfer pursuant to awards under the 2020 Plan shall be increased on the first day of each year beginning in 2021 and ending in 2030, equal to the lesser of (i) four percent (4.0%) of the shares of common stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year, and (ii) such smaller number of shares of stock as determined by our Board; provided, however, that no more than 11,000,000 shares of stock may be issued upon the exercise of incentive stock options.
(5)The 2020 ESPP contains an “evergreen” provision, pursuant to which the maximum number of shares of our common stock authorized for sale under the 2020 ESPP shall be increased on the first day of each year beginning in 2021 and ending in 2030, equal to the lesser of (i) one percent (1.0%) of the shares of common stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year, and (ii) such number of shares of common stock as determined by our Board; provided, however, no more than 5,265,000 shares of our common stock may be issued thereunder.
(6)Includes 1,408,571 shares that were available for future issuance under the 2020 ESPP. The maximum number of shares of our common stock that was purchasable in the offering period that was ongoing as of December 31, 2023 was 612,000.

DIRECTOR COMPENSATION
Non-Employee Director Compensation Program

We maintain a compensation program that was last amended in May 2023 and provides cash and equity compensation to our non-employee directors (the “Non-Employee Director Compensation Program”) for their service on the Board and its committees as discussed below. The Non-Employee Director Compensation Program is intended to be fair and competitive to account for the time and effort required of our directors. We do not provide directors who are also our employees any additional compensation for their service as directors.
Cash Compensation
Pursuant to the Non-Employee Director Compensation Program, each non-employee director receives an annual retainer of $50,000 (the “Base Retainer”). Non-employee directors are eligible to receive additional annual retainers as follows:

Amount
Board Chair	$35,000
Audit Committee Chair	20,000
Compensation Committee Chair	15,000
Nominating and Corporate Governance Committee Chair	10,000
Audit Committee Member	10,000
Compensation Committee Member	7,500
Nominating and Corporate Governance Committee Member	5,000
The cash compensation set forth above is payable in equal quarterly installments, in arrears following the end of each quarter in which the service occurred, pro-rated for any partial months of service.
We have also reimbursed, and will continue to reimburse, our non-employee directors for their travel, lodging, and other reasonable expenses incurred in attending meetings of our Board and committees of our Board.
Equity Compensation

The Non-Employee Director Compensation Program also provides for equity compensation to each non-employee director as compensation for his or her service on the Board. Upon a director’s initial appointment or election to our Board, such director automatically receives an award of stock options to purchase shares of our common stock having a grant date fair value of $500,000 (the “Initial Director Grant”). On an annual basis thereafter, each non-employee director is eligible to receive an award with a value equivalent to $250,000 consisting of (1) stock options having a grant date value of $162,500 (65% of $250,000) and (2) an award of restricted stock units having a grant date value of $87,500 (35% of $250,000) (the “Annual Director Grant”). For annual grants made in 2023 to our non-employee directors, we used a stock price floor of $20 per share to calculate the number of stock options and RSUs, rather than the actual stock price of $7.51 on the date of grant. This resulted in a lower overall grant value as reflected in the Director Compensation Table below.

Each award granted under the Non-Employee Director Compensation Program has an exercise price per share equal to the closing trading price of our common stock on the date of grant. Initial Director Grants vest on each of the first three annual anniversaries of the grant date, subject to the award holder’s continued service through each applicable vesting date. Annual Director Grants vest in full on the earlier of the first anniversary of the grant date or immediately before the next annual meeting of stockholders, subject to the award holder’s continued service through the applicable vesting date. All equity awards granted to our non-employee directors under the Non-Employee Director Compensation Program will, to the extent they are outstanding and unvested, vest in full immediately prior to the consummation of a change in control. Non-employee directors may elect to defer the issuance of shares underlying their RSUs.

Director Compensation Table
The following table sets forth information concerning the compensation earned by our non-employee directors during the year ended December 31, 2023.

Name	Fees Earned or Paid in Cash ($)		Option Awards ($) (1)	Stock Awards ($) (2) (3)	All Other Compensation ($)		Total ($)
Bhaskar Chaudhuri, Ph.D.	60,833		60,047	32,856	—		153,737
Terrie Curran	55,833		60,047	32,856	—		148,737
Halley Gilbert	55,833		60,047	32,856	—		148,737
Patrick J. Heron	88,333	(4)	60,047	32,856	—		181,237
Neha Krishnamohan	55,833		60,047	32,856	—		148,737
Keith R. Leonard	53,333		60,047	32,856	—		146,237
Sue-Jean Lin	70,833		60,047	32,856	—		163,737
Howard G. Welgus, M.D.	50,833		60,047	32,856	500	(5)	144,237
(1)Amounts reflect the full grant date fair value of stock options granted during 2023 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. See Note 10 of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for the assumptions used in calculating these amounts.
(2)Amount reflects the full grant date fair value of restricted stock units granted during 2023 rather than the amounts paid to or realized by the named individual. See Note 10 of the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for the assumptions used in calculating these amounts.
(3)Ms. Krishnamohan, Mr. Leonard and Ms. Lin elected to defer receipt of the shares underlying their vested restricted stock units until the earlier of (i) 5 years from grant, (ii) 6 months after separation from services if a specified employee within the meaning of Section 409A, or (iii) upon a change in control event within the meaning of Section 409A. Ms. Gilbert and Mr. Heron elected to defer receipt of their restricted stock units granted in 2023 until the earlier of (i) 6 months after separation from services if a specified employee within the meaning of Section 409A, or (ii) upon a change in control event within the meaning of Section 409A. There were no shares which had vested but been deferred as of December 31, 2023.
(4)Amount paid to Frazier Healthcare Partners on behalf of Mr. Heron’s service as members of the Board.
(5)Amount represents consulting fees paid for services other than as a member of our Board.
As of December 31, 2023, outstanding options and restricted stock units held by our current non-employee directors were as follows:

	Shares Subject to Outstanding Options	Restricted Stock Units
Bhaskar Chaudhuri, Ph.D.	161,372	4,375
Terrie Curran	74,907	4,375
Halley Gilbert	74,907	4,375
Patrick J. Heron	61,407	4,375
Neha Krishnamohan	41,702	4,375
Keith R. Leonard	56,923	4,375
Sue-Jean Lin	49,739	4,375
Howard G. Welgus, M.D. (1)	115,421	6,625
(1)Dr. Welgus received restricted stock units and stock options that were granted for his service as Chief Medical Officer, which continue to vest subject to his continued service as a member of our Board. 78,014 of his outstanding options and 2,250 of his outstanding RSU’s relate to his awards granted as CMO.

INFORMATION ABOUT STOCK OWNERSHIP
Security Ownership of Certain Beneficial Owners and Management
The following table presents information as to the beneficial ownership of our common stock as of April 22, 2024 for:
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•each named executive officer as set forth in the summary compensation table above;
•each of our directors; and
•all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 22, 2024 are deemed to be outstanding and to be beneficially owned by the person holding the stock options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Percentage ownership of our common stock in the table is based on shares of our 115,524,989 common stock issued and outstanding on April 22, 2024. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and Schedules 13G, if any, filed with the SEC. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Arcutis Biotherapeutics, Inc., 3027 Townsgate Road, Suite 300, Westlake Village, CA 91361.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	Common Stock	Number of Shares Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% and Greater Stockholders:
Jennison Associates LLC(1)	12,128,533	—	12,128,533	10.5%
Prudential Financial, Inc.(1)(2)	9,884,137	—	9,884,137	8.6%
Suvretta Capital Management, LLC(3)	9,534,837	—	9,534,837	8.3%
Frazier Life Sciences VIII, L.P.(4)	8,785,284	—	8,785,284	7.6%
Polar Capital Holdings Plc(5)	6,297,688	—	6,297,688	5.5%
Ruberic Capital Management(6)	6,644,530	—	6,644,530	5.8%
Morgan Stanley(7)	6,093,497	—	6,093,497	5.3%
Black Rock, Inc.(8)	5,916,546	—	5,916,546	5.1%
Named Executive Officers and Directors:
Todd Franklin Watanabe(9)	606,541	48,065	654,606	*
Patrick E. Burnett, M.D., Ph.D.(10)	4,288	49,969	54,257	*
L. Todd Edwards(11)	—	37,333	37,333	*
Howard G. Welgus, M.D.(12)	190,816	16,595	207,411	*
Bhaskar Chaudhuri, Ph.D.(13)	895,684	16,595	912,279	*
Terrie Curran(14)	4,312	16,595	20,907	*
Halley Gilbert(15)	4,312	16,595	20,907	*
Patrick J. Heron(4)(16)	8,789,596	16,595	8,806,191	7.6%
Keith Leonard(17)	6,062	16,595	22,657	*
Sue-Jean Lin(18)	4,612	25,169	29,781	*
Neha Krishnamohan(19)	1,232	16,595	17,827	*
All executive officers and directors as a group (14 persons)(20)	10,623,726	318,981	10,942,707	9.5%
______________
*Indicates beneficial ownership of less than 1% of the total outstanding common stock.

(1)As reported on a Schedule 13G/A filed with the SEC on March 6, 2024. Consists of 12,128,533 shares of our common stock held by Jennison Associates LLC. Jennison Associates LLC furnishes investment advice to several investment companies, insurance separate accounts, and institutional clients ("Managed Portfolios"). As a result of its role as investment adviser of the Managed Portfolios, Jennison Associates LLC may be deemed to be the beneficial owner of the shares of our common stock held by such Managed Portfolios. Prudential Financial, Inc. indirectly owns 100% of equity interests of Jennison Associates LLC. As a result, Prudential Financial, Inc. may be deemed to have the power to exercise or to direct the exercise of such voting and/or dispositive power that Jennison Associates LLC may have with respect to our common stock held by the Managed Portfolios. Jennison Associates LLC does not file jointly with Prudential Financial, Inc., as such, shares of our common stock reported on Jennison Associates LLC’s 13G may be included in the shares reported on the 13G filed by Prudential Financial, Inc. The principal business address of Jennison Associates LLC is 7466 Lexington Avenue, New York, NY 10017.
(2)As reported on a Schedule 13G/A filed with the SEC on February 14, 2024. Consists of 9,884,137 shares of our common stock reported by Prudential Financial, Inc. as beneficially owned by the following subsidiaries: The Prudential Insurance Company of America, Jennison Associates LLC, PGIM, Inc., PGIM Quantitative Solutions LLC, and PRUCO Securities, LLC. The principal business address of Prudential Financial, Inc. is 751 Broad Street, Newark, New Jersey 07102.
(3)As reported on a Schedule 13G/A filed with the SEC on February 13, 2024. Consists of 9,534,837 shares of our common stock reported by Suvretta Capital Management as beneficially owned by Averill Master Fund, Ltd. Aaron Cowen has beneficial ownership by virtue of his role as a control person of Suvretta Capital Management, LLC. The principal business address of Suvretta Capital Management, LLC is 540 Madison Avenue, 7th Floor, New York, NY 10022..
(4)As reported on a Schedule 13D/A filed with the SEC on March 6, 2024. Consists of 8,785,284 shares of our common stock held directly by Frazier Life Sciences VIII, L.P. FHM Life Sciences VIII, L.P. is the general partner of Frazier Life Sciences VIII, L.P.

and FHM Life Sciences VIII, L.L.C. is the general partner of FHM Life Sciences VIII, L.P. James N. Topper and Patrick J. Heron are the sole members of FHM Life Sciences VIII, L.L.C. and therefore share voting and investment power over the shares held by Frazier Life Sciences VIII, L.P. and FHM Life Sciences VIII, L.L.C. The principal business address of FLS LP is 1001 Page Mill Rd, Building 4, Suite B, Palo Alto, CA 94304.
(5)As reported on a Schedule 13G/A filed with the SEC on February 13, 2024. Consists of 6,297,688 shares of our common stock reported by Polar Capital Holdings Plc as beneficially owned by Polar Capital LLP and Polar Capital Funds PLC - Biotechnology Fund. The principal business address of Polar Capital Holdings Plc is 16 Palace Street, London, SW1E 5JD.
(6)As reported on a Schedule 13G/A filed with the SEC on February 12, 2024. Consists of 6,644,530 shares of our common stock reported by Ruberic Capital Management LP and David Rosen. Ruberic Capital Management LP ("Ruberic Capital") is the investment adviser to certain investment funds and/or accounts that hold the shares of Common Stock, and David Rosen is the general partner of Ruberic Capital. The principal business address of Ruberic Capital is 155 East 44th St, Suite 1630, New York, NY 10017.
(7)As reported on a Schedule 13G filed with the SEC on February 12, 2024. Morgan Stanley has shares and dispositive voting power over 6,093,497 shares of our common stock. The principal business address of Morgan Stanley is 1585 Broadway, New York, NY 10036.
(8)As reported on a Schedule 13G filed with the SEC on January 29, 2024. Consists of 5,916,546 shares of our common stock reported by BlackRock, Inc. as beneficially owned by the following subsidiaries: BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock Asset Management Canada Limited, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Asset Management Ireland Limited, BlackRock Institutional Trust Company, National Association, BlackRock Financial Management, Inc., and BlackRock Investment Management, LLC. The principal business address of Blackrock, Inc. is 50 Hudson Yards, New York, NY 10001.
(9)Consists of (i) 375,401 shares of our common stock held of record by Todd Franklin Watanabe, (ii) 124,956 shares of our common stock held of record by The Watanabe 2016 Irrevocable Trust, (iii) 57,358 shares of our common stock held of record by Watanabe Ventures, LLC, (iv) 24,413 shares of our common stock held of record by The Anderson Prest Watanabe Irrevocable Trust dated 12 December 2006, (v) 24,413 shares of our common stock held of record by The John Franklin Watanabe Trust dated 25 July 2001, (vi) 17,083 shares of our common stock subject to options that are exercisable within 60 days of April 22, 2024, and (vii) 30,982 shares of our common stock subject to the vesting of restricted stock units within 60 days of April 22, 2024.
(10)Consists of (i) 4,288 shares of our common stock held of record by Patrick E. Burnett, (ii) 11,500 shares of our common stock subject to options that are exercisable within 60 days of April 22, 2024, and (vii) 38,469 shares of our common stock subject to the vesting of restricted stock units within 60 days of April 22, 2024.
(11)Consists of (i) 7,333 shares of our common stock subject to options that are exercisable within 60 days of April 22, 2024 and (ii) 30,000 shares of our common stock subject to the vesting of restricted stock units within 60 days of April 22, 2024.
(12)Consists of (i) 165,825 shares of our common stock held of record by Howard G. Welgus, (ii) 24,991 shares of our common stock held of record by the Welgus Living Trust, UA 0215-2011, (iii) 12,220 shares of our common stock subject to options that are exercisable within 60 days of April 22, 2024, and (iv) 4,375 shares of our common stock subject to the vesting of restricted stock units within 60 days of April 22, 2024.
(13)Consists of (i) 845,703 shares of our common stock held of record by Bhaskar Chaudhuri, (ii) 49,981 shares of our common stock held of record by the Chaudhuri Family Trust Dated January 12, 2001, (iii) 12,200 shares of our common stock subject to options that are exercisable within 60 days of April 22, 2024, and (iv) 4,375 shares of our common stock subject to the vesting of restricted stock units within 60 days of April 22, 2024.
(14)Consists of (i) 4,312 shares of our common stock held of record by Terrie Curran, (ii) 12,200 shares of our common stock subject to options that are exercisable within 60 days of April 22, 2024, and (iv) 4,375 shares of our common stock subject to the vesting of restricted stock units within 60 days of April 22, 2024.
(15)Consists of (i) 4,312 shares of our common stock held of record by Halley Gilbert, (ii) 12,200 shares of our common stock subject to options that are exercisable within 60 days of April 22, 2024, and (iv) 4,375 shares of our common stock subject to the vesting of restricted stock units within 60 days of April 22, 2024.
(16)Consists of (i) 4,312 shares of our common stock held of record by Patrick Heron, (ii) 8,785,284 shares of our common stock held by Frazier Life Sciences VIII, LP, or FLS LP, (iii) 12,220 shares of our common stock subject to options that are exercisable within 60 days of April 22, 2024, and (iv) 4,375 shares of our common stock subject to restricted stock units that are vesting within 60 days of April 22, 2024. See footnote (4).
(17)Consists of (i) 4,312 shares of our common stock held of record by Keith Leonard, (ii) 1,750 shares of our common stock held of record by the Leonard Family Trust dated August 28, 1996, (iii) 12,220 shares of our common stock subject to options that are exercisable within 60 days of April 22, 2024, and (iv) 4,375 shares of our common stock subject the vesting of restricted stock units within 60 days of April 22, 2024.
(18)Consists of (i) 4,612 shares of our common stock held of record by Sue-Jean Lin, (ii) 20,794 shares of our common stock subject to options that are exercisable within 60 days of April 22, 2024, and (iv) 4,375 shares of our common stock subject to the vesting of restricted stock units within 60 days of April 22, 2024.

(19)Consists of (i) 1,232 shares of our common stock held of record by Neha Krishnamohan, (ii) 12,200 shares of our common stock subject to options that are exercisable within 60 days of April 22, 2024, and (iv) 4,375 shares of our common stock subject to the vesting of restricted stock units within 60 days of April 22, 2024.
(20)Includes (i) 154,833 shares subject to options held by all executive officers and directors that are exercisable within 60 days of April 22, 2024 and (ii) 164,148 shares of our common stock subject the vesting of restricted stock units within 60 days of April 22, 2024.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with during the year ended December 31, 2023, except due to an administrative oversight, a Form 4/A was filed on March 31, 2023 to correct the number of restricted stock units and stock options granted to Mr. Watanabe on March 2, 2023.
PROPOSAL NO. 3 APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Background
As required by Section 14A(a)(1) of the Exchange Act, the below resolution enables our stockholders to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement. This proposal (the “Say-on-Pay Vote”), and commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. The Say-on-Pay Vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.
We encourage our stockholders to review the “Executive Compensation” section of this Proxy Statement for more information.
As an advisory approval, this proposal is not binding upon us or our Board. However, the Compensation Committee, which is responsible for the design and administration of our executive compensation program, values the opinions of our stockholders expressed through your vote on this proposal. The Board and Compensation Committee will consider the outcome of this vote in making future compensation decisions for our named executive officers. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders of Arcutis Biotherapeutics, Inc. approve, on an advisory basis, the fiscal year 2023 compensation of Arcutis Biotherapeutics, Inc.’s named executive officers as described in the “Executive Compensation” section and disclosed in the Summary Compensation Table and related compensation tables and narrative disclosure set forth in Arcutis Biotherapeutics, Inc.’s Proxy Statement for the 2024 Annual Meeting of Stockholders.”
Board Recommendation
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RESOLUTION TO APPROVE, ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THE “EXECUTIVE COMPENSATION” SECTION, THE

ACCOMPANYING COMPENSATION TABLES AND RELATED NARRATIVE DISCLOSURE OF THIS PROXY STATEMENT.
ADDITIONAL INFORMATION
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
Brokers with account holders who are our stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”
If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: 3027 Townsgate Road, Suite 300, Westlake Village, CA 91361 or (3) request from Broadridge Financial Solutions, Inc. by calling 1-866-540-7095. Stockholders who currently receive multiple copies of this Proxy Statement at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Form 10-K, Proxy Statement, Proxy Card or Notice of Internet Availability of Proxy Materials to a stockholder at a shared address to which a single copy of the documents was delivered.
Forward-Looking Statements
This proxy statement contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the risk factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023 and in our periodic reports on Form 10-Q and our current reports on Form 8-K.
No Incorporation By Reference
In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC, information that should be considered as part of the filing that you are reading. Based on SEC regulations and the report of the Audit Committee included in this proxy statement, are not specifically incorporated by reference into any other filings that we make with the SEC. In addition, references to our website are not intended to function as a hyperlink and the information contained on our website is not intended to be part of this proxy statement. Information on our website, other than our proxy statement, Notice of Annual Meeting of Stockholders, and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

Other Matters
As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in the discretion of the proxy holder.
We have filed our Annual Report on Form 10-K for the year ended December 31, 2023 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a stockholder of Arcutis Biotherapeutics, Inc., we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Corporate Secretary, 3027 Townsgate Road, Suite 300, Westlake Village, CA 91361.

By Order of the Board of Directors

/s/ Todd Franklin Watanabe
Todd Franklin Watanabe
President, Chief Executive Officer and Director
April 26, 2024

SAMPLE

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 13, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ARQT2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 13, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V46245-P11180 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

ARCUTIS BIOTHERAPEUTICS, INC.

The Board of Directors recommends you vote FOR the following proposals:

Nominees:	**For**	**Withhold**
1a. Terrie Curran	☐	☐
1b. Halley E. Gilbert	☐	☐
1c. Keith R. Leonard, Jr.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Form 10-K are available at www.proxyvote.com.

V46246-P11180

ARCUTIS BIOTHERAPEUTICS, INC.
Annual Meeting of Stockholders
June 14, 2024 at 8:30 AM, Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Todd Franklin Watanabe, David Topper and Masaru Matsuda, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ARCUTIS BIOTHERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM, Pacific Time on June 14, 2024, at www.virtualshareholdermeeting.com/ARQT2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side